AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998

                                                REGISTRATION NO. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              SPORTSLINE USA, INC.

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             (Exact name of registrant as specified in its charter)

    DELAWARE                                                65-0470894
-------------------------------                      ---------------------------
(State or other jurisdiction of                           (IRS Employer
  incorporation or organization)                      Identification Number)


                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
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                    (Address of Principal Executive Offices)

                        1997 INCENTIVE COMPENSATION PLAN
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                            (Full title of the Plan)

                              ---------------------

                                  MICHAEL LEVY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                6340 N.W. 5TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
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                     (Name and address of agent for service)

                                 (954) 351-2120
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          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                            Kenneth C. Hoffman, Esq.
                            Greenberg Traurig Hoffman
                          Lipoff Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500
                             Telecopy (305) 579-0717

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

                                                   CALCULATION OF REGISTRATION FEE
===================================================================-=======================----------------------------------------
                                        PROPOSED MAXIMUM          PROPOSED
           TITLE OF SECURITIES            AMOUNT TO BE         OFFERING PRICE         MAXIMUM AGGREGATE           AMOUNT OF
            TO BE REGISTERED               REGISTERED            PER SHARE (2)         OFFERING PRICE (2)       REGISTRATION FEE

===================================================================-=======================----------------------------------------
Common Stock, $.01 par value           1,000,000 shares (1)       $34.75                $34,750,000               $10,252
===================================================================-=======================----------------------------------------

(1) The Registrant is registering an aggregate of 1,000,000 shares under its 1997 Incentive Compensation Plan pursuant to this Registration Statement. This aggregate number represents an increase in the shares reserved for issuance under the Registrant's 1997 Incentive Compensation Plan, which increase was approved by the Registrant's shareholders at a meeting held on June 11, 1998. An aggregate of 2,000,000 shares were previously registered for issuance under the 1997 Incentive Compensation Plan pursuant to a previous Form S-8 filed with the Securities and Exchange Commission on February 10, 1998 (Registration No. 333-46023).

(2) Estimated solely for the purpose of calculating the registration fee. The Common Stock being registered relates to option grants to be undertaken in the future, with option exercise prices to be determined. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on June 25, 1998, a date within five business days prior to the date of filing of this Registration Statement.

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           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) the Registrant's Registration Statement on Form S-1 (Registration No. 333-48263) filed under the Securities Act of 1933, as amended (the "Act"), including any exhibits and amendments thereto, and the Registrant's final Prospectus, dated April 17, 1998, filed pursuant to Rule 424(b) under the Act;

         (b) the Registrant's definitive Proxy Statement dated May 19, 1998, filed in connection with the Registrant's June 11, 1998 Annual Meeting of Shareholders;

         (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (d) the Registrant's Current Report on 8-K, filed with the Commission on February 13, 1998; and

         (e) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on November 7, 1997.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide for indemnification of officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), including under Section 145 of the DGCL. Section 145 of the DGCL generally grants corporations the power to indemnify their directors, officers, employees and agents of a corporation in accordance with the provisions thereof. The Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of each director and officer to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for breaches of such director's or officer's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director or officer derived an improper personal benefit.

         The Registrant has entered into Indemnification Agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons against certain claims brought against them as a result of serving in such capacities. The Indemnification Agreements provide that generally the Registrant will reimburse the director/executive officer for all costs and expenses incurred in defending or investigating an indemnified claim, in advance of the final disposition thereof. The Indemnification Agreements also provide that the director/executive officer will repay the Registrant for any costs or expenses advanced if it is ultimately determined by a court of competent jurisdiction in a final, non-appealable adjudication, that the director/executive officer is not entitled to indemnification under the terms of the Indemnification Agreement.

         The Registrant also has in place a Directors and Officers liability insurance policy.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

           4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-25259)).

           4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-25259)).

           5.1    Opinion of Greenberg Traurig Hoffman Lipoff Rosen &
                  Quentel, P.A.

           10.1 1997 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit A to the Registrant's definitive Proxy Statement dated May 19, 1998, filed in connection with the Registrant's June 11, 1998 Annual Meeting of Shareholders).

           23.1   Consent of Arthur Andersen LLP.

           23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto).

           24.1   Power of Attorney (included on signature page hereto).

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


ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on June 26, 1998.

                              SPORTSLINE USA, INC.

                              By: /S/ MICHAEL LEVY
                                 -------------------------------------
                                  Michael Levy, President and
                                  Chief Executive Officer

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Levy and Kenneth W. Sanders his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                      TITLE                                DATE

 /S/ MICHAEL LEVY                            President, Chief Executive Officer and             June 26, 1998
-------------------------                    Director (principal executive officer)
Michael Levy

/S/ KENNETH W. SANDERS                       Chief Financial Officer (principal                 June 26, 1998
-------------------------                    financial and accounting officer)
Kenneth W. Sanders

/S/ THOMAS CULLEN                            Director                                           June 26, 1998
-------------------------
Thomas Cullen

/S/ GERRY HOGAN                              Director                                           June 26, 1998
-------------------------
Gerry Hogan

/S/ RICHARD B. HORROW                        Director                                           June 26, 1998
-------------------------
Richard B. Horrow

                                             Director                                           June __, 1998
-------------------------
Joseph Lacob

                                             Director                                           June __, 1998
-------------------------
Sean McManus

/S/ ANDREW NIBLEY                            Director                                           June 26, 1998
-------------------------
Andrew Nibley

                                             Director                                           June __, 1998
-------------------------
Derek Reisfeld


/S/ JAMES C. WALSH                           Director                                           June 26, 1998
-------------------------
James C. Walsh


/S/ MICHAEL P. SCHULOF                       Director                                           June 26, 1998
-------------------------
Michael P. Schulof

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




                                  EXHIBIT INDEX

    EXHIBIT
     NUMBER                         DESCRIPTION
-------------     --------------------------------------------------------------
      5.1         Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel,
                  P.A.

      23.1        Consent of Arthur Andersen LLP

      23.3 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (included in Exhibit 5.1)

      24.1 Power of Attorney is included on the signature page of this Registration Statement.